UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 16, 2023

REVELATION BIOSCIENCES, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-39603	84-3898466
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4660 La Jolla Village Drive Suite 100
San Diego, California		92122
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (650) 800-3717

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.001 per share	REVB	The Nasdaq Stock Market LLC
Redeemable warrants, each exercisable for a share of common stock at an exercise price of $11.50 per share	REVBW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

On February 16, 2023, Revelation Biosciences, Inc. (the “Company”) received formal notice from The Nasdaq Stock Market (“Nasdaq”) stating that the Company’s common stock will continue to be listed and traded on Nasdaq, due to the Company having regained compliance with the minimum bid price requirement and minimum stockholders’ equity requirement for continued listing on Nasdaq, as set forth in Nasdaq Listing Rules 5550(a)(2) and 5550(b)(1), respectively, and all applicable listing standards.

As previously reported in 2022, Nasdaq issued delist letters based on the Company’s non-compliance with the bid price and stockholders’ equity requirements for continued listing on The Nasdaq Capital Market, as set forth in Nasdaq Listing Rules 5550(a)(2) and 5550(b)(1), respectively. The Company’s compliance plan was approved by a NASDAQ hearing panel giving the Company until April 18, 2023 to regain compliance. To regain compliance with the stockholders’ equity requirement, the Company must have achieved stockholders’ equity of at least $2.5 million and demonstrated its ability to sustain compliance with that requirement. In order to demonstrate compliance with the $1.00 bid price requirement, the Company must have demonstrated compliance for a minimum of ten consecutive business days (Nasdaq has the discretion to monitor for bid price compliance as long as 20 consecutive business days).

Also as previously reported on February 13, 2023, the Company closed a Public Offering on February 13, 2023, resulting in estimated net cash proceeds of approximately $14.1 million after accounting for estimated expenses incurred in connection with the Public Offering. As a result, the Listing Qualifications staff determined that Company has regained compliance with the minimum equity requirement. The staff also determined as of February 15, 2023, the Company has evidenced compliance with the $1.00 per share price requirement having traded for 11 consecutive trading days above $1.00.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REVELATION BIOSCIENCES, INC.

Date:	February 17, 2023	By:	/s/ Chester S. Zygmont, III
Chester S. Zygmont, III Chief Financial Officer (principal financial and accounting officer)